                                                                    Exhibit 21.1

Subsidiaries of Robbins & Myers, Inc.

Robbins & Myers, Inc. has the following subsidiaries all of which (i) do business under the name under which they are organized and (ii) are included in our consolidated financial statements. The names of such subsidiaries are set forth below.

                                                 Jurisdiction
                                                   in which            Percentage of
                                                 Incorporated            Ownership
                                              --------------------     -------------
Chemineer de Mexico, S.A. de C.V.             Mexico                      100
Chemineer, Asia, Ptd. Ltd.                    Singapore                   100
Chemineer, Inc.                               Delaware                    100
Dalian Moyno Pump Co., Ltd.                   China                        60
Dioptec Scan Limited                          United Kingdom              100
Edlon, Inc.                                   Delaware                    100
FrymaKoruma GmbH                              Germany                     100
Fryma S.a.r.L.                                France                      100
Glasteel Parts and Services, Inc.             Delaware                    100
GMM Pfaudler Limited                          India                        51
Ingeniere Pharmaceutique Modulaire S.A.       France                      100
Laetus am Sandberg Geratebau GmbH             Germany                     100
Moyno de Mexico, S.A. de C.V.                 Mexico                       51
Moyno, Inc.                                   Delaware                    100
Pfaudler Equipamentos Industrias Ltda.        Brazil                      100
Pfaudler S.A. de C.V.                         Mexico                      100
Pfaudler Speiss A.G.                          Switzerland                 100
Pfaudler, Inc.                                Delaware                    100
Pfaudler-Werke GmbH                           Germany                     100
R&M Energy Systems de Venezuela, C.A.         Venezuela                   100
Robannic Overseas Finance A.V.V.              Netherlands Antilles        100
Robbins & Myers Belgium S.A.                  Belgium                     100
Robbins & Myers Canada, Ltd.                  Canada                      100
Robbins & Myers de Mexico, S.A. de C.V.       Mexico                      100
Robbins & Myers Energy Systems L.P.           Texas                       100
Robbins & Myers Energy Systems, Inc.          Delaware                    100
Robbins & Myers Finance Europe B.V.           Netherlands                 100
Robbins & Myers Holdings, Inc.                Delaware                    100

Robbins & Myers Italia S.r.L.                          Italy                   100
Robbins & Myers International B.V.                     Netherlands             100
Robbins & Myers International Sales Co., Inc.          U.S. Virgin Islands     100
Robbins & Myers Singapore Private Limited              Singapore               100
Robbins & Myers U.K. Limited                           England                 100
Rodic S.A. de C.V.                                     Mexico                  100
Romaco A.G.                                            Switzerland             100
Romaco Argentina S.A.                                  Argentina                50
Romaco Australia Pty Ltd.                              Australia               100
Romaco Bosspak                                         Australia               100
Bosspak Pty Limited                                    Australia               100
Romaco Holdings U.K. Limited                           United Kingdom          100
Romaco Inc.                                            Delaware                100
Romaco International B.V.                              Netherlands             100
Romaco Limited                                         Hong Kong               100
Romaco Machinery Limited                               Ireland                 100
Romaco Machinery, S.A.                                 Spain                   100
Robbins & Myers N.V.                                   Netherland Antilles     100
Romaco Pharmatechnik GmbH                              Germany                 100
Romaco S.A.                                            Colombia                100
Romaco S.a.r.l.                                        France                  100
Romaco S.r.l.                                          Italy                   100
Romaco UK Limited                                      United Kingdom          100
Suzhou Pfaudler Glass-Lined Equipment Co., Limited     China                    76
Tarby, Inc.                                            Delaware                100
Tycon Technoglass S.r.l.                               Italy                   100
Universal Glasteel Equipment                           Delaware                 50

73